UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, Arizona 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 26, 2010, the Board of Directors of Southern Copper Corporation (the “Company”) elected Mr. Enrique Castillo Sánchez Mejorada a director of the Company.  Mr. Castillo Sánchez Mejorada will serve on the Board of Directors of the Company until the next annual meeting of stockholders, or a special meeting at which directors are elected, and until his successor shall have been duly elected and qualified.

Mr. Castillo Sánchez Mejorada, 53, has been the Chief Executive Officer of Ixe Grupo Financiero, S.A. de C.V., since October 2000.  In addition, from March 2007 to March 2009, Mr. Castillo Sánchez Mejorada was the President of the Mexican Banking Association.  Currently, Mr. Castillo Sánchez Mejorada serves on the Board of Directors of Grupo Industrial Herdez, Grupo Mexicana de Aviación, Grupo Embotelladoras Unidas and Grupo Azucarero México.  Mr. Castillo Sánchez Mejorada received a bachelor’s degree from the Universidad Anahuac in Mexico City, Mexico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Date: July 30, 2010	By:	/s/ Armando Ortega Gomez
	Name:	Armando Ortega Gomez
	Title:	Vice President, Legal, General Counsel and Secretary